UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      October 30, 2020

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-17795	77-0024818
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

800 W. 6th Street, Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol	Name
Common stock, $0.001 par value	CRUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.

On November 2, 2020, Cirrus Logic, Inc. (“Cirrus Logic” or the “Company”) issued a press release announcing its financial results for its second quarter of fiscal year 2021.  The full text of the press release is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2020, John M. Forsyth, the current President of Cirrus Logic, was appointed by the Board of Directors (the “Board”) as the Company’s next Chief Executive Officer (“CEO”), effective January 1, 2021 (the “Effective Date”).  In addition, the Board intends to appoint Mr. Forsyth as a member of the Board upon the Effective Date, or as soon as practicable thereafter.

Mr. Forsyth, age 47, joined the Company in August 2014 through the acquisition of Wolfson Microelectronics, where he served as Vice President of Audio Products.  Following that acquisition, from August 2014 until June 2018, Mr. Forsyth served as the Company’s Vice President of Product Marketing.  From June 2018 until his appointment as President in January 2020, he served as the Company’s Chief Strategy Officer.

There are no family relationships between Mr. Forsyth and any director or executive officer of the Company, and Mr. Forsyth has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 30, 2020, in connection with his appointment, the Board’s Compensation Committee reviewed Mr. Forsyth’s compensation and approved a salary increase to $600,000.  In addition, the Committee approved an increase in Mr. Forsyth’s semiannual target bonus under the Company’s 2007 Management and Key Individual Contributor Incentive Plan (“Incentive Plan”) to 50% of his base annual salary.  A complete description of the Company’s Incentive Plan is included in the Company’s definitive proxy statement dated June 3, 2020 (the “Proxy Statement”).

The Committee increased Mr. Forsyth’s base salary in recognition of his appointment as CEO and believes that his targeted total cash compensation (including salary and target incentive plan payout) strikes a balance between providing compensation that is competitive with compensation paid to CEO’s of peer companies while recognizing Mr. Forsyth’s level of experience as a public company CEO.  Further, the Committee set his level of compensation such that the Committee has the opportunity to increase his targeted total cash compensation towards the 50th percentile range of CEO’s of peer companies over time based on their evaluation of his individual performance and the overall performance of the Company in the future.

Mr. Forsyth will also continue to participate in the Company's 2007 Executive Severance and Change of Control Plan (“2007 Severance Plan”).  In the event of Mr. Forsyth's involuntary termination other than for “cause” (as defined in the 2007 Severance Plan) he would be eligible to receive: (i) a continuation of base salary for a period of up to twelve months following termination, and (ii) payment in full of a reasonable estimate of COBRA premiums for three months.  If his employment is terminated either by the Company without “cause” or by him for “good reason” within 12 months following a “change of control” of the Company (as each quoted term is defined in the 2007 Severance Plan), he would be eligible to receive a change of control termination payment, which is comprised of: (i) a lump sum payment equal to 24 months’ base salary, (ii) acceleration in full of any unvested stock options or any other securities or similar incentive awards that have been granted or issued to him as of the employment termination date, and (iii) payment in full of a reasonable estimate of COBRA premiums for 12 months.  In addition, he would have until six months from the employment termination date to exercise any vested options, except that no option would be exercisable after the option's original expiration date.

In view of the timing of Mr. Forsyth’s appointment as CEO and the prior award of an equity grant to Mr. Forsyth to reflect his promotion to President in January 2020, the Committee determined that it would review and propose additional equity grants for Mr. Forsyth as part of the Committee’s standard annual review of executive compensation.  The Committee’s next review of executive compensation is currently expected to take place sometime during the fourth quarter of fiscal year 2021 as described in the Proxy Statement.

Further, on October 30, 2020, Cirrus Logic entered into a Transition Agreement (the “Transition Agreement”) with Jason P. Rhode, the current Chief Executive Officer, pursuant to which Dr. Rhode will transition from his service as Chief Executive Officer on January 1, 2021 (the “Transition Commencement Date”) into an Executive Fellow role, whereby he will provide certain transition and advisory services to Cirrus Logic through January 1, 2022 (the “Transition Completion Date”).  Dr. Rhode also resigned from the Company’s Board effective on the Transition Commencement Date.  During the period between the Transition Commencement Date and the Transition Completion Date (the “Transition Period”), Dr. Rhode will work with Mr. Forsyth following the transition of the CEO responsibilities, as well as continuing to be directly involved in customer relationships and talent development within the Company.  In exchange for his services, Dr. Rhode will be entitled to receive an annual base salary of $300,000 per year and continue to receive his current benefits.  He will also be eligible to participate in the Company’s Incentive Plan at a semiannual target bonus of 37.5% of his base annual salary.  For the second Plan Cycle of the Company’s 2021 fiscal year, the Company agreed to prorate Dr. Rhode’s Target Incentive Amount (as described in the Proxy Statement) to reflect (1) Dr. Rhode’s Base Salary and Target Incentive Factor for the portion of the second Plan Cycle during which Dr. Rhode serves as the Company’s Chief Executive Officer; and (2) Dr. Rhode’s Base Salary and Target Incentive Factor for the portion of the second Plan Cycle during which Dr. Rhode serves as an Executive Fellow.

In addition to the requirements described above, if Dr. Rhode provides continual services throughout the Transition Period and signs a release of all claims against the Company, then any portion of Dr. Rhode’s unvested equity awards pursuant to the Company’s 2018 Long Term Incentive Plan (the “LTI Plan”) that were scheduled or would become eligible to vest during the twelve month period immediately following the Transition Completion Date shall fully vest automatically.  With respect to any Awards (as defined in the LTI Plan) that are subject to performance-based vesting conditions, performance will be calculated based upon the actual performance of such Award as of the Transition Completion Date as calculated in accordance with the terms and conditions of the LTI Plan and any individual Award agreements governing such Award.  The Board believes that the total compensation, including the acceleration of vesting of Awards if Dr. Rhode provides continual services through the Transition Period, properly balances the Board’s desire to induce Dr. Rhode to remain engaged with the leadership of the Company as part of a planned executive succession strategy while also supporting the timely transition of his management roles and responsibilities to Mr. Forsyth.

During the Transition Period, Dr. Rhode will continue to be eligible to receive the benefits, if any, provided for non-CEO executives under the 2007 Severance Plan.  In addition to the benefits provided under the 2007 Severance Plan, in connection with any determination by the Company to terminate Dr. Rhode without Cause or Dr. Rhode’s resignation following a Change of Control (capitalized terms defined as in the 2007 Severance Plan), any portion of Dr. Rhode’s Awards (as defined in the LTI Plan) that were scheduled or would become eligible to vest had Dr. Rhode remained employed with the Company until the Transition Completion Date shall fully vest automatically.  With respect to any Awards referenced in the previous sentence that are subject to performance-based vesting conditions, performance will be calculated based upon the actual performance of such Award as of the date of the applicable termination, calculated in accordance with the terms and conditions of the LTI Plan and any individual Award agreements governing such Award.

The foregoing description of the material terms of the Transition Agreement is only a summary and is qualified in its entirety by the terms of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 7.01     Regulation FD Disclosure.

On November 2, 2020, in addition to issuing a press release, the Company posted on its website a shareholder letter to investors summarizing the financial results for its second quarter of fiscal year 2021.  The full text of the shareholder letter is furnished as Exhibit No. 99.2 to this Current Report on Form 8-K.  On November 2, 2020, the Company issued an additional press release announcing Mr. Forsyth’s appointment as Chief Executive Officer.  A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Use of Non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense, tax expense impact on earnings per share, and effective tax rate.  A reconciliation of the adjustments to GAAP results is included in the press release below.  Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes.  In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

The information contained in Items 2.02, 5.02, 7.01, and 9.01 in this Current Report on Form 8-K and the exhibits furnished hereto contain forward-looking statements regarding the Company and cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.  In addition, this information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01     Other Events.

On October 30, 2020, the Company’s Board of Directors selected David Tupman as Chair of the Board effective January 1, 2021.  Dr. Tupman will replace Al Schuele, who will remain a member of the Board through the Company’s next annual meeting, when he will retire from the Board pursuant to the retirement policy set forth in the Company’s Corporate Governance Guidelines.  The full text of the press release announcing Dr. Tupman’s appointment is attached as Exhibit 99.3 to the Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d)            Exhibits

Exhibit	Description

Exhibit 10.1	Transition Agreement, dated October 30, 2020
Exhibit 99.1	Cirrus Logic, Inc. press release dated November 2, 2020
Exhibit 99.2	Cirrus Logic, Inc. shareholder letter dated November 2, 2020
Exhibit 99.3	Cirrus Logic, Inc. press release dated November 2, 2020
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date: November 2, 2020	By:	/s/ Thurman K. Case
		Name:	Thurman K. Case
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

Exhibit 10.1	Transition Agreement, dated October 30, 2020
Exhibit 99.1	Cirrus Logic, Inc. press release dated November 2, 2020
Exhibit 99.2	Cirrus Logic, Inc. shareholder letter dated November 2, 2020
Exhibit 99.3	Cirrus Logic, Inc. press release dated November 2, 2020
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL)